UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 8, 2011

XENACARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Florida	000-53916	20-3075747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Broken Sound Parkway, Suite 630

Boca Raton, Florida 33487

(Address of Principal Executive Office) (Zip Code)

(561) 496-6676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01  Other Events.

On July 8, 2011 XenaCare Holdings, Inc. (the “Company”) filed suit against CVS Caremark Corporation and CVS Pharmacy, Inc. in U.S. District Court, Middle District of Florida, West Palm Beach Division. The suit seeks payment of $1,254,943.34 owed to the Company for sales of products sold and delivered by the Company to the defendants from October 2008 through February 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenaCare Holdings, Inc.

By:	/s/ Frank Rizzo
Frank Rizzo
President and CEO

July 13, 2011